Exhibit 99.1

For Immediate Release

Investor Contact:	Media Contact:
Will Gabrielski	Brendan Ranson-Walsh
VP, Investor Relations	VP, External Communications
213.593.8208	212.739.7212
William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM reports first quarter fiscal year 2017 results

LOS ANGELES (February 7, 2017) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, today reported first quarter revenue of $4.4 billion. Net income(1) and diluted earnings per share(1) were $47 million and $0.30 in the first quarter, respectively. On an adjusted basis, diluted earnings per share(2) was $0.53.

($ in millions, except EPS)	As Reported		Adjusted (Non-GAAP)		As Reported YoY % Change	Adjusted YoY % Change	Highlights
Revenue	$4,358		—		1%	—	Positive organic growth across all three segments
Operating Income	$143		$188	(3)	159%	(14)%
Net Income	$47	(1)	$84	(2)	NM	(21)%
EPS (Fully Diluted)	$0.30	(1)	$0.53	(2)	NM	(22)%
Operating Cash Flow	$78		—		(1)%	—	Cash performance consistent with expectations
Free Cash Flow	—		$56	(4)	—	(27)%	On track with annual $600 - $800 million guidance
Backlog	$43,835		—		2%	—	Highest ever reported
Wins	$5,900		—		25%	—	1.3x book-to-burn(5) driven by 2.0x in MS

Note: All comparisons are year over year unless otherwise noted.

“Drawing on our full suite of capabilities and global reach, AECOM’s strong momentum has continued into fiscal 2017,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “Our first quarter wins totaled nearly $6 billion, highlighted by the selection of our joint venture for the more than $1 billion decommissioning of the San Onofre Nuclear Generating Station (SONGS). Importantly, our confidence in the five-year financial targets that we introduced in December is bolstered by the bipartisan support for infrastructure, the more than $200 billion global nuclear decommissioning market, prospects for increased defense spending, and the new administration’s emphasis on improving the climate for business investment in the U.S.”

“We have never been better positioned to capitalize on the improving trends across our markets” said Stephen M. Kadenacy, AECOM’s president and chief operating officer. “Our strong wins and growing pipeline reflect increased investments in business development and a focus on driving collaboration across the company.”

“Our earnings result met our expectations and included a $0.12 benefit from legal proceedings, primarily related to the legal settlement we disclosed in November 23, 2016 and included as part of updated financial guidance,” said W. Troy Rudd, AECOM’s chief financial officer. “Importantly, we delivered operating cash flow that is consistent with normal phasing and our plan for the year.”

—more—

Wins and Backlog

Wins in the quarter of $5.9 billion resulted in a book-to-burn ratio(5) of 1.3. Wins were broad based and included the selection of our joint venture for the SONGS decommissioning project, a record $1.7 billion of wins in Management Services, and a large gas power plant in the U.S. Total backlog increased 2% year-over-year to $43.8 billion, the highest ever reported by the Company.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services, Construction Services and Management Services.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the first quarter was $1.8 billion. Constant-currency organic(6) revenue increased by 1%, highlighted by 2% growth in the Americas, 8% growth in the U.K., and 7% growth in Australia, partially offset by a decline in markets impacted by lower oil and gas prices.

Operating income was $99 million compared to $82 million in the year ago period. On an adjusted basis, operating income(3) was $108 million compared to $121 million in the year ago period. The first quarter performance reflects strong underlying execution offset by increased business development investments to capitalize on improved market trends and lower contribution from normal margin.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the first quarter was $1.8 billion. Constant-currency organic(6) revenue increased by 2%, highlighted by 3% growth in the Building Construction business and 9% growth in the Energy and Industrial Construction business, which more than offset continued Oil & Gas market weakness.

Operating income was $18 million compared to an operating loss of $27 million in the year ago period. On an adjusted basis, operating income(3) was $25 million compared to $30 million in the year ago period.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the first quarter was $767 million. Constant-currency organic(6) increased by 1%.

Operating income was $74 million compared to $70 million in the year ago period. On an adjusted basis, operating income(7) was $87 million compared to $97 million in the year ago period. First quarter operating income benefitted by approximately $35 million from legal proceedings.

Tax Rate

The effective tax rate in the first quarter was 27.4%. On an adjusted basis, the effective tax rate was 28.7%. Our adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income (loss).(8) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the first quarter was $78 million, which was materially unchanged last year and consistent with the Company’s plan for the year.

Free cash flow(4) for the first quarter was $56 million and is on track with annual free cash flow guidance of $600 million to $800 million for fiscal 2017.

Balance Sheet

AECOM had $698 million of total cash and cash equivalents, $3.5 billion of net debt and $862 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.2 billion since closing the URS acquisition in October, 2014.

Financial Outlook

AECOM is reiterating fiscal year 2017 adjusted EPS(2) guidance of $2.80 to $3.20, which includes approximately $0.20 of anticipated gains related to AECOM Capital realizations.

The Company expects fiscal 2017 full year interest expense, excluding amortization of deferred financing fees, of approximately $190 million and a full-year share count of 159 million.

The Company expects an effective tax rate(8) for adjusted earnings of approximately 20%, which is similar to fiscal 2016.

The Company expects $30 million of acquisition and integration expenses during the fiscal year.

Fiscal year 2017 capital expenditures(9) are expected to be approximately $115 million. The Company expects depreciation expense of approximately $165 million and the amortization of intangible assets(10) to be approximately $95 million.

Conference Call

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

(1) Defined as attributable to AECOM.

(2) Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(3) Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(4) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

(5) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(6) Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(7) Excluding intangible amortization.

(8) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(9) Capital expenditures, net of proceeds from disposals.

(10) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $17.4 billion for the fiscal year ended September 30, 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets and financial fees, AECOM Capital realizations, acquisition and integration expense, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  our business is cyclical and vulnerable to economic downturns and client spending reductions; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; Brexit; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net and operating income to exclude the impact of prior acquisitions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G tables at the back of this release.

AECOM

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2015	December 31, 2016	% Change

Revenue	$4,297,651	$4,358,349	1.4%
Cost of revenue	4,156,793	4,188,376	0.8%
Gross profit	140,858	169,973	20.7%

Equity in earnings of joint ventures	25,263	21,471	(15.0)%
General and administrative expenses	(28,639)	(32,639)	14.0%
Acquisition & integration expenses	(41,038)	(15,412)	(62.4)%
Loss on disposal activities	(41,053)	—	(100.0)%
Income from operations	55,391	143,393	158.9%

Other income	3,042	860	(71.7)%
Interest expense	(59,518)	(53,637)	(9.9)%
(Loss) income before income tax (benefit) expense	(1,085)	90,616	NM

Income tax (benefit) expense	(682)	24,838	NM

Net (loss) income	(403)	65,778	NM

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(19,964)	(18,599)	(6.8)%

Net (loss) income attributable to AECOM	$(20,367)	$47,179	(331.6)%

Net (loss) income attributable to AECOM per share:
Basic	$(0.13)	$0.31	(338.5)%
Diluted	$(0.13)	$0.30	(330.8)%

Weighted average shares outstanding:
Basic	153,619	154,255	0.4%
Diluted	153,619	157,993	2.8%

AECOM

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2016	December 31, 2016
Balance Sheet Information:
Total cash and cash equivalents	$692,145	$697,717
Accounts receivable — net	4,531,460	4,538,396
Working capital	696,015	819,773
Total debt excluding unamortized debt issuance costs	4,125,290	4,164,043
Total assets	13,669,936	13,508,996
Total AECOM stockholders’ equity	3,366,921	3,378,413

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended December 31, 2016
Revenue	$1,840,761	$1,750,249	$767,339	$—	$4,358,349
Cost of revenue	1,745,520	1,736,490	706,366	—	4,188,376
Gross profit	95,241	13,759	60,973	—	169,973
Equity in earnings of joint ventures	4,087	4,309	13,075	—	21,471
General and administrative expenses	—	—	—	(32,639)	(32,639)
Acquisition & integration expenses	—	—	—	(15,412)	(15,412)
Operating income (loss)	$99,328	$18,068	$74,048	$(48,051)	$143,393

Gross profit as a % of revenue	5.2%	0.8%	7.9%	—	3.9%

Contracted backlog	$8,114,279	$13,068,598	$3,835,127	$—	$25,018,004
Awarded backlog	6,390,269	4,129,593	4,759,598	—	15,279,460
Unconsolidated JV backlog	—	2,558,035	979,080	—	3,537,115
Total backlog	$14,504,548	$19,756,226	$9,573,805	$—	$43,834,579

Three Months Ended December 31, 2015*
Revenue	$1,862,087	$1,678,622	$756,942	$—	$4,297,651
Cost of revenue	1,782,825	1,667,188	706,780	—	4,156,793
Gross profit	79,262	11,434	50,162	—	140,858
Equity in earnings of joint ventures	2,998	2,679	19,586	—	25,263
General and administrative expenses	—	—	—	(28,639)	(28,639)
Acquisition & integration expenses	—	—	—	(41,038)	(41,038)
Loss on disposal activities	—	(41,053)	—	—	(41,053)
Operating income (loss)	$82,260	$(26,940)	$69,748	$(69,677)	$55,391

Gross profit as a % of revenue	4.3%	0.7%	6.6%	—	3.3%

Contracted backlog	$8,188,680	$11,371,941	$4,258,232	$—	$23,818,853
Awarded backlog	6,184,150	5,712,030	4,465,191	—	16,361,371
Unconsolidated JV backlog	—	1,045,910	1,618,104	—	2,664,014
Total backlog	$14,372,830	$18,129,881	$10,341,527	$—	$42,844,238

* During the first quarter of fiscal year 2017, an operation and maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, approximately $33 million of revenue and $32 million of cost of revenue was reclassified for the quarter ended December 31, 2015 to conform to the current period presentation.

AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets, the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets and Tax Effects

	Three Months Ended
	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016
Income from operations	$55.4	$69.0	$143.4
Non-core operating losses	7.1	9.9	2.0
Acquisition and integration expenses	41.0	71.3	15.4
Loss on disposal activities	41.0	—	—
Amortization of intangible assets	75.0	36.6	27.4
Adjusted income from operations	$219.5	$186.8	$188.2

(Loss) income before income tax expense	$(1.1)	$(1.4)	$90.6
Non-core operating losses	7.1	9.9	2.0
Acquisition and integration expenses	41.0	71.2	15.4
Loss on disposal activities	41.0	—	—
Amortization of intangible assets	75.0	36.6	27.4
Financing charges in interest expense	4.1	17.6	2.8
Adjusted income before income tax expense	$167.1	$133.9	$138.2

Income tax (benefit) expense	$(0.7)	$(14.3)	$24.8
Tax effect of the above adjustments†	35.9	38.3	8.8
Adjusted income tax expense	$35.2	$24.0	$33.6

† Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(20.0)	$(5.7)	$(18.6)
Amortization of intangible assets included in NCI, net of tax	(6.5)	(2.3)	(2.4)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(26.5)	$(8.0)	$(21.0)

Net (loss) income attributable to AECOM	$(20.4)	$7.2	$47.2
Non-core operating losses	7.1	9.9	2.0
Acquisition and integration expenses	41.0	71.2	15.4
Amortization of intangible assets	75.0	36.6	27.4
Loss on disposal activities	41.0	—	—
Financing charges in interest expense	4.1	17.6	2.8
Tax effect of the above adjustments	(35.8)	(38.2)	(8.8)
Amortization of intangible assets included in NCI, net of tax	(6.5)	(2.3)	(2.4)
Adjusted net income attributable to AECOM	$105.5	$102.0	$83.6

Net (loss) income attributable to AECOM - per diluted share*	$(0.13)	$0.05	$0.30

Per diluted share adjustments:
Non-core operating losses	0.05	0.06	0.01
Acquisition and integration expenses	0.26	0.45	0.10
Amortization of intangible assets	0.48	0.23	0.17
Loss on disposal activities	0.26	—	—
Financing charges in interest expense	0.03	0.11	0.02
Tax effect of the above adjustments	(0.23)	(0.24)	(0.05)
Amortization of intangible assets included in NCI, net of tax	(0.04)	(0.01)	(0.02)
Adjusted net income attributable to AECOM - per diluted shares*	$0.68	$0.65	$0.53

Weighted average shares outstanding - Diluted	154.8	157.9	158.0

*When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Dec 31, 2016
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue:
AECOM Consolidated	$4,358.3	$50.8	$4,307.5
Design & Consulting Services	1,840.8	—	1,840.8
Construction Services	1,750.2	50.8	1,699.4
Management Services	767.3	—	767.3

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three months ended
	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016
Net (loss) income attributable to AECOM	$(20.4)	$7.2	$47.2
Income tax (benefit) expense	(0.7)	(14.3)	24.8
(Loss) income attributable to AECOM before income taxes	(21.1)	(7.1)	72.0
Depreciation and amortization expense(1)	114.3	92.1	66.5
Interest income(2)	(1.0)	(1.3)	(0.7)
Interest expense(3)	55.1	55.4	50.4
EBITDA	$147.3	$139.1	$188.2

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries

(2) Included in other income

(3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at
	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016
Short-term debt	$3.2	$26.3	$14.8
Current portion of long-term debt	153.3	340.0	343.9
Long-term debt excluding unamortized debt issuance costs	4,366.4	3,759.0	3,805.3
Total debt excluding unamortized debt issuance costs	4,522.9	4,125.3	4,164.0
Less: Total cash and cash equivalents	658.0	692.1	697.7
Net Debt	$3,864.9	$3,433.2	$3,466.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016
Net cash provided by operating activities	$78.0	$362.9	$77.5
Capital expenditures, net	(0.8)	(36.9)	(21.0)
Free Cash Flow	$77.2	$326.0	$56.5

AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended
	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016

EBITDA(1)	$147.3	$139.1	$188.2
Non-core operating losses	7.1	9.9	2.0
Acquisition and integration expenses	41.0	71.2	15.4
Loss on disposal activities	41.1	—	—
Depreciation expense included in acquisition and integration expense line above	(5.9)	(9.0)	(0.3)
Adjusted EBITDA	$230.6	$211.2	$205.3
Other expense	(3.0)	(2.9)	(0.8)
Interest income(2)	1.0	1.3	0.7
Depreciation(3)	(35.6)	(30.7)	(38.0)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	20.0	5.7	18.6
Amortization of intangible assets included in NCI, net of tax	6.5	2.2	2.4
Adjusted income from operations	$219.5	$186.8	$188.2

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA.

(2) Included in other income.

(3) Excluding acquisition and integration related expenses.

Segment Income from Operations‡
Design & Consulting Services Segment:
Income from operations	$82.3	$85.7	$99.3
Non-core operating losses	1.9	9.9	2.0
Amortization of intangible assets	36.9	6.9	7.0
Adjusted income from operations	$121.1	$102.5	$108.3

Construction Services Segment:
(Loss) income from operations	$(26.9)	$11.7	$18.1
Non-core operating losses	5.2	—	—
Loss on disposal activities	41.0	—	—
Amortization of intangible assets	10.9	10.0	7.3
Adjusted income from operations	$30.2	$21.7	$25.4

Management Services Segment:
Income from operations	$69.7	$71.1	$74.0
Amortization of intangible assets	27.1	19.7	13.1
Adjusted income from operations	$96.8	$90.8	$87.1

‡During the first quarter of fiscal year 2017, an operation and maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, approximately $33 million of revenue and $32 million of cost of revenue was reclassified for the quarter ended December 31, 2015 to conform to the current period presentation.

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

GAAP EPS Guidance	$2.15 to $2.55
Adjusted EPS Excludes:
Amortization of intangible assets	$0.60
Acquisition and integration-related expenses	$0.19
Financing charges in interest expense	$0.09
Year-to-date non-core operating losses	$0.01
Tax effect of the above items*	$(0.24)
Adjusted EPS Guidance (Non-GAAP)	$2.80 to $3.20

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY17 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2017

GAAP Tax Rate Guidance	16.0%
Tax rate impact from adjustments to GAAP earnings	2.0%
Tax rate impact from inclusion of NCI deduction	2.0%
Effective Tax Rate for Adjusted Earnings Guidance	20.0%

FY17 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2017

GAAP Interest Expense Guidance	$205.0
Financing charge in interest expense	$15.0
Adjusted Interest Expense Guidance	$190.0

***